As filed with the Securities and Exchange Commission on November 4, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

59-0778222

(I.R.S. Employer Identification Number)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(305) 714-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ana M. Menendez

Chief Financial Officer and Treasurer

Watsco, Inc.

2665 South Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.

Win Rutherfurd, Esq.

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, Florida 33131

(305) 579-0500

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Watsco, Inc.

Common Stock

Class B Common Stock

We are Watsco, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of Common stock and Class B common stock that we may offer from time to time. We may offer and sell the securities at prices and on terms to be determined at the time of sale and set forth in a prospectus supplement. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the securities from time to time through public or private transactions, and in the case of our Common stock and our Class B common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our Common stock is listed on the New York Stock Exchange under the ticker symbol “WSO,” and our Class B common stock is listed on the New York Stock Exchange under the ticker symbol “WSOB.”

Investing in our securities involves risks. Before buying any offered securities, you should carefully consider the risk factors contained in this prospectus under the heading “Risk Factors”, beginning on page 2 of this prospectus and in the “Risk Factors” section of the documents incorporated by reference in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is November 4, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, Watsco may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, of which this prospectus forms a part, please see that agreement or document for a complete description of these matters.

This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of the securities offered. You should read this prospectus and any prospectus supplement together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in the “Where You Can Find More Information” section found on page 9. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus or any prospectus supplement will supersede the information in this prospectus or such prospectus supplement. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 9.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. We have not authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “Registrant,” “Watsco,” “we,” “us,” and “our” refer to Watsco, Inc. and its subsidiaries, unless the context requires otherwise.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and the other documents incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” found on page 9. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this prospectus and in documents incorporated by reference in this prospectus are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipate,” “estimate,” “could,” “should,” “may,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “focused,” “outlook,” “goal,” “designed” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. All statements which address future operating performance, events or developments that we expect or anticipate will occur in the future, and statements about future operating results, are forward-looking statements, including statements regarding, among other items, (i) economic conditions, (ii) business and acquisition strategies, (iii) potential acquisitions and/or joint ventures and investments in unconsolidated entities, (iv) financing plans and (v) industry, demographic and other trends affecting our financial condition or results of operations. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance and are subject to a number of risks, uncertainties, and changes in circumstances, certain of which are beyond our control. Actual results could differ materially from these forward-looking statements as a result of several factors, including, but not limited to:

•	general economic conditions, both in the United States and in the international markets we serve;

•	competitive factors within the HVAC/R industry;

•	effects of supplier concentration, including conditions that impact the supply chain;

•	fluctuations in certain commodity costs;

•	consumer spending;

•	consumer debt levels;

•	new housing starts and completions;

•	capital spending in the commercial construction market;

•	access to liquidity needed for operations;

•	seasonal nature of product sales;

•	weather patterns and conditions;

•	insurance coverage risks;

•	federal, state, and local regulations impacting our industry and products;

•	prevailing interest rates;

•	the effect of inflation;

•	foreign currency exchange rate fluctuations;

•	international risk;

•	cybersecurity risk; and

•	the continued viability of our business strategy.

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. For additional information regarding important factors that may affect our operations and could cause actual results to vary materially from those anticipated in the forward-looking statements, please see Item 1A “Risk Factors” in our Annual Reports on Form 10-K, as well as the other documents and reports that we file with the SEC and incorporate by reference into this prospectus. Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information or the discussion of such risks and uncertainties to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

THE COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 9 of this prospectus for information about us and our financial statements.

Watsco, Inc. was incorporated in Florida in 1956 and is the largest distributor of air conditioning, heating, and refrigeration equipment and related parts and supplies (“HVAC/R”) in the HVAC/R distribution industry in North America. At September 30, 2024, we operated from 689 locations in 43 U.S. States, Canada, Mexico, and Puerto Rico with additional market coverage on an export basis to portions of Latin America and the Caribbean.

Our principal executive office is located at 2665 South Bayshore Drive, Suite 901, Miami, Florida 33133, and our telephone number is (305) 714-4100. Our website address on the Internet is www.watsco.com. The information contained on or accessible through our website is not incorporated into this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement, we expect to use the net proceeds, if any, from the sale of the securities offered hereby for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our Common stock, our Class B common stock and our preferred stock. It does not purport to be complete, however, and is qualified in its entirety by reference to the Florida Business Corporation Act, referred to as the Florida Act, and the complete text of our Amended and Restated Articles of Incorporation, as amended, referred to as our Amended and Restated Articles of Incorporation, and our Second Amended and Restated Bylaws, referred to as our Amended and Restated Bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Overview - Authorized and Outstanding Shares

As of October 29, 2024, under our Amended and Restated Articles of Incorporation, we had the authority to issue:

•	60,000,000 shares of Common stock, par value $0.50 per share;

•	10,000,000 shares of Class B common stock, par value $0.50 per share; and

•	10,000,000 shares of preferred stock, par value $0.50 per share, which are issuable in series on terms determined by our Board of Directors, of which none are currently designated.

As of October 29, 2024:

•	34,829,623 shares of our Common stock, excluding 4,066,981 treasury shares, were outstanding;

•	5,552,050 shares of our Class B common stock, excluding 34,872 treasury shares, were outstanding; and

•	no shares of our preferred stock were outstanding.

The following descriptions set forth certain general terms and provisions of our Common stock and Class B common stock to which a prospectus supplement may relate. The particular terms of the shares of Common stock and Class B common stock being offered and the extent to which the general provisions may apply will be described in the applicable prospectus supplement. If so indicated in the applicable prospectus supplement, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Rights of Our Common Stock

Preemptive Rights. The holders of our Common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights. Each outstanding share of our Common stock is entitled to one vote per share.

Dividends. Holders of our Common stock are entitled to receive dividends or other distributions when and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends. In addition, our ability to pay dividends depends on certain restrictions in our unsecured revolving credit agreement.

Liquidation Rights. In the event of the liquidation of the Company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our Common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing. We list our Common stock on the New York Stock Exchange under the symbol “WSO.”

Additionally, please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Rights of Our Class B Common Stock

Our Class B common stock is substantially identical to our Common stock except: (i) each share Common stock is entitled to one vote on all matters submitted to a vote of our shareholders, and each share of Class B common stock is entitled to ten votes; (ii) shareholders of Common stock are entitled to elect 25% of our Board of Directors (rounded up to the nearest whole number), and Class B shareholders are entitled to elect the balance of the Board of Directors; (iii) cash dividends may be paid on Common stock without paying a cash dividend on Class B common stock, and no cash dividend may be paid on Class B common stock unless at least an equal per share cash dividend is paid on Common stock; and (iv) Class B common stock is convertible at any time into Common stock on a one-for-one basis at the option of the shareholder.

We list our Class B common stock on the New York Stock Exchange under the symbol “WSOB.”

Additionally, please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, the Board of Directors is empowered, without approval of the holders of our Common stock or Class B common stock, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common stock and Class B common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult. Please see “—Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws” below.

Material Provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our Common stock and Class B common stock.

Blank Check Preferred Stock. As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or make removal of management more difficult. As of the date of the prospectus, the Company does not intend to issue any preferred stock.

Election of Directors. Our Amended and Restated Articles of Incorporation provide for the filling of vacancies occurring on the Board of Directors by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by that removal with its own nominees.

Classified Board. Our Amended and Restated Articles of Incorporation provide that our Board of Directors shall be divided into three classes serving staggered terms. Approximately one-third of the Board of Directors is elected each year. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding capital stock entitled to vote from obtaining control of our Board of Directors until the second annual shareholders’ meeting following the date the acquiring party obtains such a controlling interest. The classified board provision could discourage a potential acquiror from making a tender offer or otherwise attempting to obtain control of the Company and could increase the likelihood that incumbent directors will retain their positions.

Indemnification. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our Common stock and Class B common stock is Equiniti Trust Company, LLC.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder for a period of three (3) years following the time that such shareholder became an interested shareholder, unless:

•

such business combination or other extraordinary corporate transaction (including a transaction which resulted in the shareholder becoming an interested shareholder) is approved by a majority of disinterested directors before the subject shareholder becomes an interested shareholder;

•

upon consummation of such a business combination or extraordinary corporate transaction that resulted in the subject shareholder becoming an interested shareholder, such shareholder owned at least 85% of the outstanding voting shares of the corporation at the time such transaction commenced, exclusive of shares owned by directors, officers and certain employee stock plans; or

•

at or subsequent to the time the subject shareholder became an interested shareholder, such business combination or other extraordinary corporate transaction is approved by the board of directors and authorized by an affirmative vote of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder) at an annual or special meeting of shareholders, and not by written consent.

The above requirements do not apply to such business combinations or other extraordinary corporate transactions with an interested shareholder if:

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least three (3) years preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 15% of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors. We have not made an election in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws to opt out of Section 607.0902.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements. Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Cesar Alvarez, one of our Directors, is the Executive Chairman of Greenberg Traurig, P.A., which receives from us customary fees for legal services.

EXPERTS

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2023, and for the year ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of Deloitte & Touche LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Watsco, Inc. and its subsidiaries as of December 31, 2022, and for each of the years in the two-year period ended December 31, 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s website at http://www.sec.gov. In addition, our SEC filings are available on our website at http://www.watsco.com. The information contained on, or accessible through, our website is not incorporated by reference in this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our Common stock and Class B common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024;

(b)

our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the Commission on May 3, 2024, for the fiscal quarter ended on June  30, 2024, filed with the SEC on August  2, 2024 and for the fiscal quarter ended September 30, 2024, filed with the SEC on November 1, 2024;

(c)

our Current Reports on Form 8-K filed with the SEC on February 21, 2024, March 29, 2024 and June 6, 2024 (not including any information furnished under Item 2.02, 7.01 or 9.01 of such Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein);

(d)

our Definitive Proxy Statement on Schedule 14A filed in connection with our Annual Meeting of Shareholders held on June 3, 2024, filed with the SEC on April 26, 2024 (solely to the extent incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023); and

(e)

the description of our Common stock and Class  B common stock contained in our Current Report on Form 8-K, filed with the SEC on December 7, 2012, and any amendments to such Current Report filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description, including the description of our capital stock filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 28, 2020.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed), which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial shareholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

Watsco, Inc.

Attn: Investor Relations

2665 South Bayshore Drive, Suite 901

Miami, Florida, 33133

(305) 714-4100

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant.

	See Note
SEC registration fee		(1)
Printing expenses		(2)
Accounting fees and expenses		(2)
Legal fees and expenses		(2)

Total		(2)

(1)	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

As a corporation incorporated in the State of Florida, we are subject to the Florida Business Corporation Act, or the Florida Act. Section 607.0831 of the Florida Act provides that a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision to take or not to take action, or any failure to take any action, as a director, unless (1) the director breached or failed to perform his or her duties as a director and (2) the director’s breach of, or failure to perform, those duties constitutes (a) a violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (b) a circumstance under which the transaction at issue is one from which the director derived an improper personal benefit, either directly or indirectly, (c) a circumstance under which the liability provisions of Section 607.0834 are applicable, (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful or intentional misconduct, or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful.

Section 607.0851(1) of the Florida Act permits, in general, a Florida corporation to indemnify any individual who is a party to a proceeding (other than a proceeding by, or in the right of, the corporation) because the individual is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in such proceeding, if the director or officer acted in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0851(4) of the Florida Act provides that a corporation may not indemnify a director or an officer in connection with a proceeding by or in the right of the corporation except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, unless ordered to provide indemnification or advance expenses to such director or officer by a court, pursuant to Section 607.0854(1)(c) of the Florida Act, if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or to advance expenses to the director or officer. If the director or officer was adjudged liable, indemnification shall be limited to expenses incurred in connection with the proceeding. Section 607.0853(1) of the Florida Act permits the corporation, before final disposition of a proceeding, to advance funds to pay for or reimburse expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is or was a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced. Section 607.0858(1) of the Florida Act provides that the indemnification and advancement of expense provisions contained in the Florida Act are not exclusive, and a corporation may, by a provision in its articles of incorporation, bylaws or any agreement, or by vote of shareholders or disinterested directors, or otherwise, obligate itself in advance of the act or omission giving rise to a proceeding to provide any other or further indemnification or advancement of expenses to any of its directors or officers. Section 607.0859 of the Florida Act provides that a corporation may not indemnify or advance expenses to a director or officer if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) willful or intentional misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder; (ii) a transaction in which a director or officer derived an improper personal benefit; (iii) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 are applicable, unless ordered to provide indemnification or advance expenses to such director or officer by a court, pursuant to Section 607.0854(1)(c) of the Florida Act, if the court determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify or to advance expenses to the director or officer.

Section 607.0852 of the Florida Act provides that a corporation must indemnify an individual who is or was a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

Section 607.0857 of the Florida Act provides that a corporation shall have the power to purchase and maintain insurance on behalf of and for the benefit of an individual who is or was a director or officer of the corporation, or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, manager, member, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise or entity, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as a director or officer, whether or not the corporation would have power to indemnify or advance expenses to the individual against the same liability under the Florida Act.

Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. We have also obtained liability insurance for our officers and directors in the amount of $110 million, as well as an additional $30 million in coverage that provides indemnification to the directors and officers for acts that the corporation is not otherwise legally required to provide indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.*

4.1	Composite Articles of Incorporation of Watsco, Inc., filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and incorporated herein by reference.

4.2	Second Amended and Restated Bylaws of Watsco, Inc., effective August 1, 2016, filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on August 5, 2016 and incorporated herein by reference.

4.3	Specimen form of Class B Common Stock Certificate, filed as Exhibit 4.6 to our Registration Statement on Form S-1 (File no. 33-56646) and incorporated herein by reference. (P)

4.4	Specimen form of Common Stock Certificate, filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1994 and incorporated herein by reference. (P)

5.1	Opinion of Greenberg Traurig, P.A.

5.2	Opinion of Greenberg Traurig, P.A. (Sales Agreement)

5.3	Opinion of Greenberg Traurig, P.A. (Dividend Reinvestment Plan)

23.1	Consent of Deloitte & Touche LLP, independent registered certified public accounting firm.

23.2	Consent of KPMG LLP, independent registered certified public accounting firm.

23.3	Consent of Greenberg Traurig, P.A. (contained in legal opinions filed as Exhibit 5.1, Exhibit 5.2 and Exhibit 5.3).

24.1	Powers of Attorney (included on signature pages hereto).

107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document incorporated by reference herein in connection with an offering of the offered securities.

ITEM 17.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been, settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on November 4, 2024.

WATSCO, INC.
Registrant

By:	/s/ Albert H. Nahmad
Albert H. Nahmad
Chief Executive Officer
(on behalf of the registrant and as Principal Executive Officer)

By:	/s/ Ana M. Menendez
Ana M. Menendez
Chief Financial Officer
(on behalf of the registrant and as Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert H. Nahmad and Barry S. Logan, and each of them, such person’s true and lawful attorneys-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ ALBERT H. NAHMAD Albert H. Nahmad	Chairman of the Board and Chief Executive Officer (principal executive officer)	November 4, 2024

/S/ ANA M. MENENDEZ Ana M. Menendez	Chief Financial Officer (principal accounting officer and principal financial officer)	November 4, 2024

/S/ CESAR L. ALVAREZ Cesar L. Alvarez	Director	November 4, 2024

/S/ J. MICHAEL CUSTER J. Michael Custer	Director	November 4, 2024

/S/ DENISE DICKINS Denise Dickins	Director	November 4, 2024

/S/ Barry S. Logan Barry S. Logan	Director and Executive Vice President	November 4, 2024

/S/ Ana Lopez-Blazquez Ana Lopez-Blazquez	Director	November 4, 2024

/S/ AARON J. NAHMAD Aaron J. Nahmad	Director and President	November 4, 2024

/S/ Valerie F. Schimel Valerie F. Schimel	Director	November 4, 2024